UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
Commission File No.

Idaho	82-0300575
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

609 Bank Street, Wallace, ID 83873
(Address of Principal Executive Offices)

(208)–556–0227
(Registrant’s Telephone Number)

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2008, the board of directors of Sterling Mining Company elected J. Kenney Berscht the President of Sterling Mining. He replaces Raymond De Motte, whose employment as President and Chief Executive Officer with Sterling Mining ended.

Mr. Berscht currently serves as a director of Sterling Mining. He graduated with a degree in Business Administration from the University of Western Ontario, Canada, and has held executive positions with a number of energy companies and is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers. Mr. Berscht currently holds the position of President of Dore Mining Ltd and Peace River Oil and Gas. Formerly he served as Vice President of Enerplus International.

The Board of Directors expects that Mr. Berscht will serve on an interim basis as the President while Sterling Mining searches for and engages a new President on a long-term basis. The Board of Directors is considering proposed terms for compensating Mr. Berscht for his service as President, but no compensation arrangement has yet been agreed. There were no transactions in 2007 between Sterling Mining and Mr. Berscht that involved the payment of consideration in excess of US $120,000, and no such transactions are agreed or contemplated for 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: May 29, 2008	By:	/s/ James N. Meek
James N. Meek, Vice-President and Chief Financial Officer